EXHIBIT 10.16

Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv) because it is both (i) not material and (ii) and the type of information that is confidential.

AMENDMENT AGREEMENT

This Amendment Agreement dated March 10th, 2021 (the "**Amendment**"), amends certain of the provisions of that certain Manufacturing Supply and License Agreement dated as of July 31, 2020 (the "**Manufacturing Agreement**"), that was entered into by and between **Australian Boutique Spirits Pty Ltd.**, an Australian private company, no. 625 701 420 ("**ABS**" or "**Seller**") having its principal place of business located at 1 Doris Hirst Place, West Pennant Hills, Sydney, Australia 2125, and **Elegance Brands, Inc.**, a Delaware corporation (the "**Buyer**" or "**Elegance**") having its principal place of business located at 9100 Wilshire Blvd, Suite 362W, Los Angeles, California 90212. The Seller and Buyer are hereinafter sometimes collectively referred to as the "**Parties**", and each, a "**Party**".

WITNESSETH:

WHEREAS, Seller is in the business of manufacturing and selling certain of the "**Covered Products**" (as defined below) and;

WHEREAS, during the "**Term**" (as defined below) of this Agreement, the Buyer wishes to purchase the Covered Products from Seller and Seller desires to manufacture and sell the Covered Products to Buyer;

WHEREAS, the Parties and Amit Raj Beri, as the sole owner of ABS (the "**ABS Shareholder**"), entered into a share purchase agreement dated as of December 3, 2019, as amended and restated on April 8, 2020, and as further amended by Amendment No. 1 dated May 19, 2020, as further amended by Amendment No. 2 dated July 27, 2020 and as further amended by Amendment No. 3 dated December 10, 2020 (collectively, the "**Prior Share Purchase Agreements**"); and

WHEREAS, pursuant to a termination agreement among the parties to the Prior Share Purchase Agreements, dated as of December 31, 2020 (the "**Termination Agreement**"), all of the transactions contemplated by the Prior Share Purchase Agreement were terminated by the parties thereto; and

WHEREAS, as a result of the termination of the Prior Share Purchase Agreement, the Parties desire to amend certain of the provisions of the Manufacturing Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Definitions**. Unless otherwise defined in this Amendment, all capitalized terms when used herein shall have the same meaning as they are defined in the Manufacturing Agreement.

(a) The definition of **BevMart Brands** set forth in the Manufacturing Agreement is hereby deleted and replace with the following:

"**BevMart Brands**" means the individual brands and line extensions of the following alcoholic product brands developed by Elegance for sale on Elegance's BevMart Website: (a) ***Cheeky Vodka*** and flavor variants. (b) ***Coventry Estate Gin*** and flavor variants, (c) ***Geo Liqueurs*** in multiple variants, (d) ***Cheeky Espresso Martini*** in multiple variants. (e) ***Twisted Shaker Cocktails*** in multiple variants, (f) ***Elegance Vodka***, (g) ***Virginia Black American whiskey,*** (h) ***Mod selection champagne,*** and all future brands developed by Elegance which ABS determines to offer for sale on the BevMart Website.

(b) There shall be added the following definitions to the Manufacturing Agreement:

"**BevMart Agreement**" shall mean the Management, Supply and License Agreement dated as of December 31, 2020, among the Parties pursuant to which inter alia, ABS shall manage the BevMart Business.

"**BevMart Business**" shall mean the business of owning and operating the BevMart Website and selling direct to customers online all and not less than all of the BevMart Brands.

"**BevMart Website**" shall mean BevMart.com.au and any other internet website established by the Elegance to enable BevMart to market online the BevMart Brands and ***Australian Bitters Company*** in Australia.

(c) The definition of Seller's Territory set forth in the Manufacturing Agreement is hereby deleted and replace with the following:

"**Seller's Territory**" means with respect to the ***Australian Bitters Company***, ***Virginia Black American whiskey,*** and ***Mod selection champagne*** Covered Products anywhere in the world, other than the USA, and its territories and possessions.

2. Section 5 of the Manufacturing Agreement (Prices and Payment) is deleted in its entirety and replaced with the following Section 5.

"5. **Prices and Payment.**

5.1 Prices. Subject to Section 0 and Section 5.4, Buyer shall purchase the Covered Products from Seller at the Prices set forth on in this Agreement. Except for shipping costs from Australia to the USA or other Delivery Location (which shall be borne by Buyer), all Prices include, and Seller is solely responsible for, all costs and expenses relating to packing, crating, boxing, transporting, loading and unloading, customs, Taxes, tariffs and duties, insurance and any other similar financial contributions or obligations relating to the production, manufacture, sale, and delivery of the Covered Products. Subject only to the provisions of Section 5.4 below, the Buyer shall pay to the Seller in advance and prior to manufacture and shipment of any Covered Products, 100% of the Price of all Covered Products set forth in the applicable Purchase Order, Statement of Work or Invoice, subject at all times to the 25% Earned Credit referred to in Section 5.3 (the "**Payment Terms**"). All Prices are firm and are not subject to increase for any reason, including changes in market conditions, increases in raw material, component, labor or overhead costs or because of labor disruptions or fluctuations in production volumes.

5.2 Price Adjustments. Seller will guarantee the Prices as set forth in each respective Purchase Order Acceptance or Statement of Work for a period of sixty (60) days from the execution date of such Purchase Order Acceptance or Statement of Work. If a Price adjustment is warranted (a) for Covered Products, other than Cocktail Bitter, as a result of Seller's increased Manufacturing Costs, or (b) for Cocktail Bitters, as a result of Seller's increased pricing to Coca-Cola Amatil, the Seller shall provide the Buyer with evidence, reasonably acceptable to Buyer, of such increased Manufacturing Costs or increases prices charged to Coca-Cola Amatil, as applicable. Applicable Price adjustments shall become effective immediately for all Purchase Orders not yet accepted by Seller.

5.3 Earned Credits. The Parties hereto acknowledge that the Prior Purchase Agreements contemplated that in the event that for any reason the acquisition of ABS contemplated by the Prior Purchase Agreements was not consummated, the ABS Shareholder would be obligated to refund to Elegance the full amount of the (USD) $1,712,500 Deposit paid to the ABS Shareholder by Elegance

under the Prior Purchase Agreements. In furtherance of the foregoing, the Parties hereto and the ABS Shareholder do hereby agree as follows:

(a) Elegance hereby agrees to treat the amount of the Deposit as a $1,712,500 advance and prepayment by Elegance on anticipated Purchase Orders it will provide to ABS in connection with Elegance's purchases of Covered Products in 2021. As Purchase Orders are issued to ABS by Elegance under this Agreement, twenty-five percent (25%) of the applicable Prices for the Covered Products as set forth in each Elegance Purchase Order and ABS invoice shall be deemed to be a credit granted to Elegance in respect of such purchases of Covered Products (the "**Earned Credit**") and shall reduce by a corresponding amount the prepayment reflected by the Deposit. By its execution of this Agreement, ABS and the ABS Shareholder each agree to treat the Deposit paid to the ABS Shareholder under the Prior Share Purchase Agreement as a prepayment and Earned Credit against Elegance's purchases of Covered Products in 2021. For example, if Elegance purchases from ABS $800,000 of Covered Products, the original $1,712,500 prepayment by Elegance reflected in the Deposit shall be deemed to have been reduced by $200,000, which shall be the Earned Credit applicable to such invoice. At such time as an aggregate of $8,562,500 of invoiced Covered Products are purchased by Elegance (subject to the 25% discount), the entire amount of the Elegance prepayment reflected by the Deposit and the full $1,712,500 Earned Credit shall be deemed to have been credited to Elegance and future invoices (or portions of existing invoices then outstanding) by ABS to Elegance shall be at 100% of the invoice price in accordance with the terms of the Manufacturing Agreement.

(b) Notwithstanding anything to the contrary express or implied, contained in the purchase from ABS and pay for (subject to the 25% Earned Credits) an aggregate of $8,562,500 of invoiced Covered Products by the close of business (Pacific time) on December 31, 2021, the ABS Shareholder shall immediately pay to Elegance in cash by wire transfer of immediately available funds, the difference between (a) $1,712,500, and (b) the total amount of Earned Credits received by Elegance in 2021. To evidence such obligation, pursuant to the Termination Agreement, the ABS Shareholder has issued his unconditional promissory note to Elegance in the form of Exhibit A annexed hereto

5.4 Favored Nations Price Adjustment. ABS and the ABS Shareholder represents and warrants that the Prices set forth in this Agreement and Payment Terms is at least as low as the prices charged and the Payment Terms imposed by ABS to other buyers for similar quantities of Covered Products on similar Delivery Dates and Delivery Terms. If at any time during the Term, either (a) Buyer demonstrates to ABS that Buyer is able to purchase from one or more unaffiliated third party sources similar quantities of Covered Products on similar Delivery Dates and Delivery Terms, either at lower prices or on more favorable payment terms than those set forth in Section 5.1, or (b) ABS charges any other buyer of similar quantities of Covered Products on similar Delivery Date and Delivery Terms, a lower price, or agrees to Payment Terms that are more favorable to such buyer than those set forth in Section 5.1 of this Agreement for the same Covered Products, ABS shall adjust its Price and apply that lower price and more favorable Payment Terms to all same or similar Covered Products covered by this Agreement and under applicable Purchase Orders, Statements of Work or Invoices (the "**Favored Nations Price Adjustment**"). The Buyer shall be entitled to a Favored Nations Price Adjustment on one occasion only in each Anniversary Year and it shall apply only to sales and purchases of Covered Products in the next succeeding Anniversary Year. If Seller fails to provide Buyer with a Favored Nations Price Adjustment to which it may be entitled, Buyer may, at its option, in addition to all of its other rights under this Agreement or at Law, terminate this Agreement without liability to ABS.

5.5 Invoices. Seller shall issue periodic invoices on a monthly basis to Buyer for all Covered Products ordered in the previous month. Each invoice for Covered Products must set forth in reasonable detail the total amounts payable by Buyer under this Agreement and contain the following information, as applicable: a reference to this Agreement; Purchase Order number, amendment number and line-item

number; Seller's name; Seller's identification number; carrier name; ship-to address; weight of shipment; quantity of Covered Products shipped; number of cartons or containers in shipment; bill of lading number; country of origin; and any other information necessary for identification and control of the Covered Products. Buyer reserves the right to return and withhold payment due to any invoices or related documents that are inaccurate or incorrectly submitted to Buyer. The Parties shall seek to resolve any invoice disputes expeditiously and in good faith in accordance with the dispute resolution provisions set forth in **Error! Bookmark not defined.Error! Reference source not found.**. Any payment by Buyer of an invoice is not an acceptance of any Nonconforming Covered Products or terms on such invoice or the related Covered Products.

5.6 Payment. Any payment by Buyer for Covered Products will not be deemed acceptance of the Covered Products or waive Buyer's right to inspect. Buyer will be entitled to any discounts allowable by Seller for prompt payment even though Buyer is unable to make payment within the time limits set by Seller if such failure is due to Seller's actions or other circumstances or events beyond Buyer's reasonable control. Buyer shall make all payments in USA dollars based on the then applicable exchange rate for Australian dollars, by check, wire transfer or automated clearing house in accordance with the wiring instructions provided by Seller."

3. Section 6 of the Manufacturing Agreement (Term; Termination) is deleted in its entirety and replaced with the following Section 6:

"6. **Term; Termination**.

6.1 Initial Term. Subject at all times to the provisions of Section 6.3 and other terms of this Agreement, the term of this Agreement commences on the Effective Date and continues for a period of thirty-six (36) consecutive months, unless it is earlier terminated pursuant to the terms of this Agreement or applicable Law (the "**Initial Term**").

6.2 Renewal Term. Upon expiration of the Initial Term, the term of this Agreement will automatically renew for up to twenty-four (24) additional successive months unless either Party provides written Notice of non-renewal at least 60 days prior to the end of the then-current term (each, a "**Renewal Term**" and together with the Initial Term, the "**Term**"), unless any Renewal Term is earlier terminated pursuant to the terms of this Agreement or applicable Law. If the Initial Term or any Renewal Term is renewed for any Renewal Term(s) pursuant to this Section 6.2, the terms and conditions of this Agreement during each such Renewal Term will be the same as the terms in effect immediately prior to such renewal. In the event either Party provides timely Notice of its intent not to renew this Agreement, then, unless earlier terminated in accordance with its terms, this Agreement terminates on the expiration of the Initial Term or then-current Renewal Term, as applicable.

6.3 Elegance's Right to Terminate for Cause. Elegance may terminate this Agreement, by providing written Notice to ABS

(a) if ABS repudiates or threatens to repudiate, any of its obligations under this Agreement;

(b) except as otherwise specifically provided under this Section 6.3, if ABS is in material] breach of, or threatens to breach, any material representation, warranty or covenant of ABS under this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by ABS within a commercially reasonable period of time under the circumstances, in no case exceeding sixty (60) days following ABS's receipt of written Notice of such breach;

(c) notwithstanding the generality of Section (b), if ABS repeatedly fails to, or threatens not to, timely deliver Covered Products conforming to the requirements of, and otherwise in accordance with, the terms and conditions of this Agreement;

(d) if ABS (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business;

(e) if ABS fails to provide Elegance, within a commercially reasonable time after Elegance's request (but in no case exceeding 30 days after such request) with adequate and reasonable assurance of ABS's financial and operational capability to perform timely any of ABS's obligations under this Agreement;

(f) if, as a result of any repeated and material breach by ABS of any of its obligations under this Agreement, Elegance's customer requires that Elegance obtain another supplier of Covered Products;

(g) if ABS takes any action, or fails to take any action, required under this Agreement or any other agreement between Elegance and ABS, or as reasonably requested by Elegance, the result of which is an imminent interruption or delay, or the threat of an imminent interruption or delay, in any production at any of Elegance's or its customer's manufacturing facilities;

(h) if, without obtaining Elegance's prior written consent, (i) ABS sells, leases or exchanges a material portion of ABS's assets, (ii) ABS merges or consolidates with or into another Person, other than the Elegance, or (iii) a change in Control of ABS occurs; or

(i) upon the occurrence of any other event constituting grounds for termination set forth in any other sections of this Agreement (including Section 6.3 and **Error! Bookmark not defined.Error! Reference source not found.**).

Any termination under this Section 6.3 will be effective on ABS's receipt of Elegance's written Notice of termination or such later date (if any) set forth in such termination Notice. Upon the occurrence of any of the events described under this Section 6.3, Elegance may, in addition to any of its other rights to suspend performance under this Agreement or applicable Law, immediately suspend its performance under all or any part of this Agreement, without any liability of Elegance to ABS, and, notwithstanding anything to the contrary contained in this Agreement (including the limitations set forth in **Error! Bookmark not defined.Error! Reference source not found.**) Elegance may, at its election, recover any and all direct and indirect actual and incidental damages (but not including consequential damages) and costs (including attorneys' and other professionals' fees and costs), expenses and losses incurred by Elegance as a result of any event described under this Section 0 or any breach of this Agreement by ABS.

6.4 ABS's Right to Terminate for Cause. ABS may terminate this Agreement, by providing written Notice to Elegance:

(a) if Elegance is in material breach of any material representation, warranty or covenant of Elegance under this Agreement, and either the breach cannot be cured or, if the breach can be

cured, it is not cured by Elegance within a commercially reasonable period of time, in no case exceeding sixty (60) days, after Elegance's receipt of written Notice of such breach; or

(b) if Elegance (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Any termination under this Section 6.4 will be effective on Elegance's receipt of ABS's written Notice of termination or such later date (if any) set forth in such Notice.

6.5 Effect of Expiration or Termination.

(a) Immediately upon the effectiveness of a Notice of termination delivered by Elegance to ABS hereunder (as stated in such Notice), ABS shall, unless otherwise directed by Elegance, and subject to ABS's obligation provide resourcing cooperation under Section 0:

(b) promptly (i) terminate all performance under this Agreement and under any outstanding Purchase Orders; (ii) transfer title and deliver to Elegance all Covered Products produced and paid for pursuant to this Agreement prior to effectiveness of the Notice of termination; and (iii) return to Elegance all Bailed Property and any other property furnished by or belonging to Elegance or any of Elegance's customers, or dispose of such Bailed Property or other property in accordance with Elegance's instructions (provided that Elegance will reimburse ABS for the actual, reasonable costs associated with such disposal);

(c) The expiration or termination of the Term will not affect any rights or obligations of the Parties that: (i) come into effect upon or after termination or expiration of this Agreement; or (ii) otherwise survive the expiration or earlier termination of this Agreement pursuant to **Error! Bookmark not defined.Error! Reference source not found.** and were incurred by the Parties prior to such expiration or earlier termination.

(d) Upon the expiration or earlier termination of this Agreement, each Party shall: (i) return to the other Party all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other Party's Confidential Information, and not retain any copies thereof; (ii) permanently erase all of the other Party's Confidential Information from its computer systems, except for copies that are maintained as archive copies on its disaster recovery and/or information technology backup systems. Each Party shall destroy any such copies upon the normal expiration of its backup files; and (iii) upon the other Party's written request, certify in writing to such other Party that it has complied with the requirements of this Section (d).

(e) termination of this Agreement will not constitute a waiver of any of the terminating Party's rights or remedies/either Party's rights, remedies or defenses under this Agreement, at law, in equity or otherwise.

6.6 Resourcing Cooperation. Upon the expiration or earlier termination of this Agreement for any reason, other than a termination for cause pursuant to Section 6.4, to the extent requested by Elegance in writing, ABS will take the following actions and such other actions as may be reasonably required by

Elegance to transition production of Covered Products from ABS to an alternative ABS without production disruptions:

(a) manufacture, deliver and sell to Elegance a sufficient inventory bank of Covered Products to ensure that the transition will proceed smoothly and without interruption or delay to Elegance's or Elegance's customers' production of products incorporating the Covered Products, with pricing equivalent to the Prices set forth in this Agreement;

(b) sell to Elegance, at ABS's actual cost, any or all work-in-process and any raw-materials inventory relating to this Agreement and any outstanding Purchase Orders; and

(c) sell to Elegance any or all finished Covered Products."

4. **Enforcement of Related Party Agreements**. The enforcement of the rights of Elegance pursuant to the terms of the Manufacturing Agreement, this Amendment, the BevMart Agreement and the Termination Agreement (collectively, the "**Related Party Agreements**") shall be exclusively vested in either the independent members of the board of directors of Elegance or any trustee, receiver or other individual who may hereafter be appointed to manage the business of Elegance, excluding Amit Raj Beri, Sahil Beri or any other member of the family of or person sharing the household of the ABS Shareholder.

5. **Incorporation by Reference**. Except as expressly amended pursuant to the terms of this Amendment, all of the terms and conditions of the Manufacturing Agreement shall remain in full force and effect and are incorporated herein by this reference.

Balance of page intentionally left blank – signature page follows

IN WITNESS WHEREOF, the Parties have duly executed this Amendment to the Manufacturing Agreement as of the date first above written.

BUYER:

Elegance Brands, Inc.

By:__/s/ Gary Herman________________________

Name: Gary Herman

Title: Director

SELLER:

Australian Boutique Spirits Pty Ltd

/s/ Sahil Beri_______________________________

Name: Sahil Beri

Title: Director

Address: 1 Doris Hirst Pl, West Pennant Hills,
Sydney, Australia 2125

ACCEPTED AND AGREED TO:

/s/ Amit Raj Beri___________________
Amit Raj Beri

SWAY ENERGY CORP.™

April 08, 2022

Mr. Amit Raj Beri
[redacted]
Email: [redacted]

Dear Raj:

Please be advised that effective April 04, 2022, Sway Energy Corp. (*f.k.a. Elegance Brands, Inc.*), a Delaware corporation (the "**Company**"), is terminating (this "**Termination**") each of:

1. that certain Letter Guaranty, dated April 8, 2020, by and among yourself, the Company, and Australian Boutique Spirits Pty Ltd. ("**ABS**"), attached hereto as Exhibit A; pursuant to which, among other things, each of ABS and yourself jointly and severally irrevocably guarantied the consummation of transactions contemplated by a purchase agreement, as amended and restated as of April 8, 2020, by and among yourself, the Company, and ABS (the "**Guaranty**"); and

2. that certain Charge Over Shares, made as a Deed as of April 8, 2020, by and among yourself, the Company, and ABS, issued to secure the obligations of the guarantors as set forth in the Guaranty, attached hereto as Exhibit B (the "**Charge Over Shares**").

If you accept the terms of this Termination, please sign below where indicated.

Very truly yours,

SWAY ENERGY CORP.

DocuSigned by:
Ryan Chen
By: 18B7D8FD21734D1...
Name: Ryan Chen
Title: CFO

ACCEPTED AND AGREED TO BY:

DocuSigned by:
B87E306F32AA47B...
AMIT RAJ BERI

Exhibit A

Guaranty

Australian Boutique Spirits Pty Ltd.
29 Anvil Road, Seven Hills, NSW, 2147, Australia

April 8, 2020

Ram Venkat
Chief Financial Officer
Elegance Brands, Inc.
9100 Wilshire Blvd, Suite 362W
Los Angeles, California 90212

Re: Guaranty Agreement

Dear Mr. Venkat:

Australian Boutique Spirits Pty Ltd. ("ABS") and Amit Raj Beri ("Beri") hereby acknowledges that Elegance Brands, Inc. ("Elegance") has paid a contract deposit in the amount of AUS$2,500,000 (US$1,712,500) deposit (the "Deposit"), in connection with the execution of a share purchase agreement dated December 3, 2019 (the "Prior Agreement"), as amended and restated in its entirety pursuant to an amended and restated share purchase agreement, dated as of April 8, 2020 (the "Purchase Agreement"), between ABS, Beri, as sole shareholder of ABS, and Elegance which funds are intended to be used toward cash portion purchase price of ABS by Elegance of AUS$12,780,000 (US$8,488,048) set forth in the Purchase Agreement.

Unless otherwise defined in this Guaranty Agreement, all capitalized term used herein shall have the same mean as they are defined in the Purchase Agreement.

As contemplated by of the Purchase Agreement, the Deposit is refundable to Elegance if the transactions contemplated thereby are not consummated.

Accordingly, by their execution of this guaranty agreement, each of ABS and Amit Raj Beri (individually, a "Guarantor" and collectively, the "Guarantors") do hereby jointly and severally irrevocably guaranty that if the transactions contemplated by the Purchase Agreement are not consummated, for any reason other than a material breach by Elegance of any material representation and warranty or covenant on its part to be performed under the Purchase Agreement, by the September 30, 2020 Outside Closing Date (unless extended by mutual agreement of the parties, with Amit Raj Beri abstaining as a director and shareholder of Elegance) the Deposit shall be promptly refunded in full to Elegance in the form of USD$1,712,500 and in no event later than twenty (20) days following the date of termination of the Purchase Agreement. This is an unconditional guaranty of payment by each Guarantor and, except to the limited extent set forth in this paragraph, each Guarantor waives any and all defenses to their obligation to refund the Deposit to Elegance.

To secure the guaranty obligations of the Guarantors set forth in this Guaranty Agreement, Amit Raj Beri and ABS has pledged to Elegance and granted to Elegance a security interest in the form

of a deed, to all of the Company Shares, as set forth in the Charge Over Shares annexed hereto as Exhibit A and made a part hereof.

IN WITNESS WHEREOF, each of the Guarantors has executed this Guaranty Agreement the date and year first above written.

Australian Boutique Spirits Pty Ltd.

By: ______________________________

Name: Amit Raj Beri
Title: Chief Executive Officer

____

Amit Raj Beri

Exhibit B

Charge Over Shares

THIS CHARGE OVER SHARES dated 08 April 2020 is made as a Deed

BETWEEN

(1) **Australian Boutique Spirits Pty Ltd.**, a, Australian private company whose principal place of business is at 29 Anvil Road, Seven Hills, NSW, 2147, Australia. (the "**Company**"); and

(2) **Elegance Brand, Inc.**, a Delaware corporation ("**Elegance**"), which expression includes its successors in title and assigns.

WHEREAS

(A) The Company has agreed to execute and deliver this Charge over Shares as security for its obligations to Elegance to refund the Deposit of AUS$2,500,000 (USD$1,712,500), pursuant to the terms of an share purchase agreement among the Company, **Amit Raj Beri** (the "**Company Shareholder**") and Elegance (the "**Purchase Agreement**") and a related letter agreement among such parties (the "**Guaranty Agreement**," and together with the purchase Agreement, the "**Agreements**"), both dated 08 April 2020, subject to and in accordance with the terms and conditions of this Deed.

(B) The Company's Board of Directors and the has concluded after due consideration of all relevant circumstances that entering into this Deed is in the best interests of the Company and is likely to promote the success of the Company for the benefit of all its members.

(C) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

NOW THIS DEED WITNESSES as follows:

1. **INTERPRETATION**

1.1 Unless otherwise defined herein (or in the Recitals hereto) words and expressions defined in the Purchase Agreement shall, in the absence of express indication to the contrary and save where the context or subject matter otherwise requires, have the same meanings when used in this Deed (or in the Recitals hereto).

1.2 **Definitions**

In this Deed:

"**Charged Property**" means the Company Shares and any Related Assets.

"**Charges**" means all or any of the Security created, or which may at any time be created, by or pursuant to this Deed.

"**Disputes**" means any disputes which may arise out of or in connection with this Deed (including regarding (a) its existence, validity or termination and (b) any non-contractual obligations or liabilities arising out of or in connection with it).

"**Dividends**" means all dividends, interest and other income paid or payable in respect of the Company Shares.

"**Obligations**" means the obligation of the Company and the Company Shareholder to refund to Elegance in full the AUS$2,500,000 (USD$1,712,500) Deposit in the event that for any reason, absent a material breach by Elegance of any of its material representations, warranties, covenants

and agreements set forth in the Purchase Agreement, the transactions contemplated by the Purchase Agreement shall not be consummated by the Outside Closing Date.

“**Proceedings**” means any proceeding, suit or action arising out of or in connection with any Disputes or otherwise arising out of or in connection with this Deed (including regarding (a) its existence, validity or termination and (b) any non-contractual obligations or liabilities arising out of or in connection with it).

“**Related Assets**” means all Shares, Dividends, rights or other property or monies which accrue or are offered, issued or paid at any time (by way of bonus, rights, redemption, conversion, exchange, substitution, consolidation, subdivision, preference, warrant, option, purchase or otherwise) in respect of the Company Shares.

“**Reservations**” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the rights of creditors generally, the statutory time-barring of claims, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of the Obligations, defences of set-off or counterclaim, steps necessary to perfect a security interest where such steps are not required to be performed under the terms of any of the Agreements until a future date, rules against penalties and similar principles of law in other jurisdictions relevant in the context of the Agreements.

“**Rights**” means any and all rights, benefits, powers, privileges, authorities, discretions and remedies (in each case, of any nature whatsoever).

“**Secured Obligations**” means all moneys and liabilities (present and future, actual or contingent) now or hereafter due, owing, incurred or payable or expressed to be due, owing, incurred or payable by the Company to Elegance in respect of the Obligations under, pursuant to or in connection with the Agreements.

“**Secured Party**” or “**Secured Parties**” means Elegance and/or any successor in interest to Elegance.

“**Tax**” includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature, and any interest or penalty in respect thereof.

1.3 **Interpretation**

(a) In this Deed, unless otherwise specified:

(i) references to clauses and Schedules are to clauses of and Schedules to this Deed;

(ii) headings to clauses are for convenience only and are to be ignored in construing this Deed;

(iii) references to a “person” are to be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority, or any joint venture, association or partnership (whether or not having separate legal personality);

(iv) references to a “company” are to be construed so as to include any company, limited liability company, corporation or other body corporate, wherever and however incorporated or established; and

(v) references to any statute or statutory provision include that statute or provision as it may have been, or may from time to time be, amended, modified, re-enacted, or replaced and

include references to all by-laws, instruments, orders and regulations for the time being made thereunder or deriving validity therefrom.

(b) Except to the extent that the context otherwise requires, any reference in this Deed to "this Deed" or any other deed, agreement or instrument is a reference to this Deed or, as the case may be, the relevant deed, agreement or instrument as may be amended, restated, supplemented, replaced or otherwise modified from time to time and includes any document which amends, restates, supplements, replaces, or otherwise modifies or is entered into, made or given pursuant to or in accordance with any of the terms of this Deed or, as the case may be, the relevant deed, agreement or instrument.

2. COVENANT TO PAY

The Company and the Company Shareholder hereby jointly and severally covenants with Elegance to duly and punctually pay or discharge all Secured Obligations which may from time to time be or become due, owing, incurred or payable by the Company to Elegance under, pursuant to or in connection with the Agreements at the times when, and in the currency or currencies and in the manner in which, they are expressed to be due, owing, incurred or payable therein.

3. CHARGE

3.1 First Fixed Charge

The Company and the Company Shareholder, as continuing security for the payment and discharge of all Secured Obligations, charges and agrees to charge all its rights, title and interest in and to the Charged Property with full title guarantee and by way of first fixed charge in favour of Elegance for the benefit of itself and the other Secured Parties.

4. COVENANT TO DEPOSIT AND FURTHER ASSURANCES

4.1 Company Shares

The Company shall immediately after the date of execution of this Deed, in the case of the Company Shares, deposit with Elegance:

(i) all share certificates, documents of title and other documentary evidence of ownership in relation to such Company Shares; and

(ii) stock transfer forms (or such other instruments of transfer as may be required from time to time by the directors of each relevant subsidiary) in respect of such Company Shares duly executed by the Company or (if appropriate) its nominee in whose name such shares are registered, with the name of the transferee left blank and the transfer form left unregistered and undated.

4.2 Related Assets

The Company shall, promptly upon (and in any event within thirty days of) the accrual, offer, issue or payment of any Related Assets, deliver or pay to Elegance or procure the delivery or payment to Elegance of:

(a) all such Related Assets and/or the share certificates, renounceable certificates, letters of allotment, documents of title and other documentary evidence of ownership in relation to them; and

(b) stock transfer forms (or such other instruments of transfer as may be required from time to time by Elegance in respect of any Company Shares comprised in such Related Assets duly executed by the Company or (if appropriate) its nominee in whose name such shares are registered with the name of the transferee left blank and the transfer form left undated and unregistered.

4.3 **Further Assurances**

In addition to and without prejudice to anything else contained in this Deed, the Company shall, at its own cost, promptly execute and deliver all such deeds, instruments, transfers, renunciations, proxies, notices, documents, assurances, acts and things in such form as Elegance may from time to time deem reasonably necessary or desirable:

(a) for perfecting, preserving or protecting the Charges or the respective priorities of the Charges; and

(b) for facilitating the realization of the Charges or for enforcing the same or exercising any of Elegance's Rights hereunder.

5. **REPRESENTATIONS AND WARRANTIES**

The Company Shareholder represents and warrants to Elegance on the date of this Deed that:

(a) he is the sole direct, unfettered legal and beneficial owner of the Charged Property except at any time when the Charged Property has been registered in the name of Elegance (or Elegance's nominee) pursuant to this Deed;

(b) no Security exists on, over or with respect to any of the Charged Property;

(c) he has not sold, transferred, lent, assigned, parted with its interest in, disposed of, granted any option in respect of or otherwise dealt with any of its Rights, title and interest in and to the Charged Property, or agreed to do any of the foregoing (other than pursuant to this Deed or the Purchase Agreement);

(d) the Company Shares represent 100% of the outstanding voting equity interests and 100% of the outstanding non-voting equity interests of the Company;

(e) the Company Shares and any Shares comprised in any Related Assets are fully paid and there are no moneys or liabilities outstanding in respect of any of the Charged Property;

(f) the Company Shares and any Shares comprised in any Related Assets have been duly authorised and validly issued and are free from any restrictions on transfer; and

(g) the obligations of the Company under this Deed and (subject to all necessary registrations thereof being made) the Charges are and will be until fully discharged, valid, legal, binding and enforceable and, in the case of the Charges, have and will have the effect and the priority and ranking which they are expressed to have, subject to the Reservations.

6. **COVENANTS**

The Company and the Company Shareholder shall (except as provided in the Purchase Agreement or with the prior written consent of Elegance):

(a) not create, attempt to create or permit to subsist any Security (other than the Charges and any Permitted Liens) on, over or with respect to any of the Charged Property or the right to receive or be paid the same or agree to do so;

(b) not sell, transfer, lend, assign, part with its interest in, dispose of, grant any option in respect of or otherwise deal with any of its Rights, title and interest in and to the Charged Property, or agree to do any of the foregoing (otherwise than pursuant to the terms of this Deed)

(c) not take or omit to take any action which act or omission whereby the rights attaching to the Charged Assets are altered or diluted;

(d) ensure that there are no moneys or liabilities outstanding in respect of any of the Charged Property;

(e) ensure that the Company Shares and any Shares comprised in any Related Assets are free from any restriction on transfer;

(f) take all action within its power to procure, maintain in effect and comply with all the terms and conditions of all approvals, authorizations, consents and registrations necessary or appropriate for anything provided for on its part in this Deed;

(g) ensure that the Charges at all times be a legally valid and binding first charge over the Charged Property; and

(h) promptly deliver to Elegance all such information concerning the Charged Property as Elegance may reasonably request from time to time.

7. COMPANY'S RIGHTS BEFORE ENFORCEMENT

Until the Charges shall become enforceable, the Company and the Company Shareholder shall be entitled to:

(a) receive and retain free from the Charges any Dividends paid to it provided that, in respect of the Charged Property, any dividends paid in stock relating to such Company Shares and any payment made to redeem or repurchase such Company Shares shall be Related Assets subject to the Charges; and

(b) exercise and control the exercise of all voting and other Rights relating to the Charged Property provided that (except as permitted under the Purchase Agreement) the Company shall not exercise and control the exercise of voting and other Rights in a manner prejudicial to the interests of Elegance under this Deed and in particular, neither the Company nor the Company Shareholder shall exercise or vary any Rights (including without limitation voting rights) if the exercise of such Rights would result in the Company Shares in any Related Assets representing less than 100% of the outstanding voting equity interests in the Company (in the opinion of Elegance) result in a material reduction of the value of the Charged Property or otherwise materially prejudice the ability of Elegance to realise the Security created by this Deed.

8. ENFORCEMENT

8.1 Charges shall become Enforceable

The Charges shall become enforceable upon and at any time after the occurrence and during the continuation of an Event of Default.

9. DEALINGS WITH CHARGED PROPERTY ON ENFORCEMENT

9.1 Rights of Agent

At any time after the Charges have become enforceable, Elegance shall have the right, without any notice to or consent of the Company:

(a) **Possession**

to take possession of and to collect the Charged Property, and in particular to take any steps necessary to vest all or any of the Charged Property in the name of Elegance or its nominee or delegate (including completing any transfers of any Company Shares comprised in the Charged Property) and to receive and retain any Dividends;

(b) **Sell**

to sell, exchange, convert into money or otherwise dispose of or realise the Charged Property (whether by public offer or private contract) to any person and for such consideration (whether comprising cash, debentures or other obligations, Company Shares or other valuable consideration of any kind) and on such terms (whether payable or deliverable in a lump sum or by instalments) as it may (in its absolute discretion) think fit, and for this purpose to complete any transfers of the Charged Property;

(c) **Voting Rights**

for the purpose of preserving the value of the Charges or realising the same, to exercise or direct the exercise of all voting and other Rights relating to the Charged Property in such manner as it may think fit;

(d) **Claims**

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating in any way to the Charged Property;

(e) **Legal actions**

to bring, prosecute, enforce, defend or abandon actions, suits and Proceedings in relation to the Charged Property; and

(f) **Other Rights**

to do all such other acts and things as it may (in its absolute discretion) consider necessary, desirable or expedient for the realisation of the Charged Property or incidental to the exercise of any of the Rights conferred on it under or in connection with this Deed or the Purchase Agreement and to concur in the doing of anything which it has the right to do and to do any such thing jointly with any other person.

9.2 Obligations of Company and the Company Shareholder

After the Charges have become enforceable:

(a) all Dividends shall be paid to and retained by Elegance, and any such moneys which may be received by the Company shall, pending such payment, be segregated from any other property of the Company and held in trust for Elegance; and

(b) the Company and the Company Shareholder shall procure that all voting and other Rights relating to the Charged Property are exercised in accordance with such instructions (if any) as may from time to time be given to the Company by Elegance, and the Company Shareholder shall deliver to Elegance such forms of proxy or other appropriate forms of authorisation to enable Elegance to exercise such voting and other Rights.

10. APPLICATION OF MONEYS

All moneys realised, received or recovered by Elegance shall (subject to the discharge of any liabilities having by applicable law preference or priority to the payments mentioned below, and without prejudice to Elegance's right to recover any shortfall from the Company and the Company Shareholder) be applied in or toward the Secured Obligations in the following order:

(a) payment of all reasonable costs and expenses incurred by Elegance (in its capacity as such hereunder or under any other Loan Document) in connection with the collection or sale of the Charged Property or otherwise in connection with this Deed or any of the Collateral Documents or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel;

(b) to the payment of 100% of the Secured Obligations shall be retained by Elegance; and

(c) the payment of any surplus to the Company Shareholder, or his successors or assigns, or as a court of competent jurisdiction may otherwise direct.

11. GENERAL RIGHTS OF ELEGANCE

11.1 Redemption of Security

Elegance may at any time after the Charges have become enforceable redeem any Security over the Charged Property having priority to the Charges or procure the transfer thereof to Elegance and may settle the accounts of encumbrances. Any accounts so settled shall be conclusive and binding on the Company and the Company Shareholder. The Company and Company Shareholder shall on demand pay to Elegance all principal moneys, interest, costs, charges, losses, liabilities and expenses of and incidental to any such redemption or transfer.

11.2 Delegation

Elegance may delegate in any manner to any person any of the Rights which are for the time being exercisable by Elegance under this Deed. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as Elegance may think fit.

12. LIABILITY OF ELEGANCE, DELEGATES AND NOMINEES

12.1 Possession

If Elegance or any representative of Elegance (other than Amit Raj Beri) shall take possession of the Charged Property, it may at any time relinquish such possession to the Company in the event the Company has duly satisfied its Secured Obligations and Elegance provides written consent of such satisfaction.

12.2 **Elegance's Liability**

Elegance shall not in any circumstances (whether by reason of taking possession of the Charged Property or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever):

(a) be liable to account to the Company, the Company Shareholder or any other person for anything except Elegance's own actual receipts; or

(b) be liable to the Company or Company Shareholder or any other person for any costs, charges, losses, damages, liabilities or expenses arising from any realisation of the Charged Property or from any exercise or non-exercise by Elegance of any right conferred upon it in relation to the Charged Property or from any act, default, omission or misconduct of Elegance, its officers, employees or agents of Elegance in relation to the Charged Property except to the extent that they shall be caused by Elegance's own fraud, negligence or wilful misconduct or that of its officers, employees or agents.

12.3 **Delegate's and Nominee's Liability**

All provisions of Clause 12.2 shall apply, mutatis mutandis, in respect of the liability of any or nominee of Elegance or any officer, employee or agent of Elegance.

12.4 **Indemnity**

The Company and Company Shareholder shall indemnify, hold harmless and defend Elegance, each officer, nominee, each agent and each of their respective Related Persons (each such Person being an "**Indemnitee**"), from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to, arising out of, in connection with or as a result of (i) the Agreements or any Obligations, (ii) any actual or prospective investigation, litigation or other proceeding relating to the foregoing, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including reasonable attorneys' fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iii) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the "**Indemnified Matters**"); provided, however, that neither the Company nor the Company Shareholder shall have any liability under this Clause 12.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, the Company and Company Shareholders each waives and agrees not to assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person or any Indemnitee (subject to the *proviso* above in the immediately preceding sentence).

13. **PROTECTION OF THIRD PARTIES**

13.1 No person dealing with Elegance or any delegate thereof shall be concerned to enquire whether any event has happened upon which any of the Rights conferred under or in connection with this Deed or the Agreements are or may be exercisable, whether any consent, regulations, restrictions or directions relating to such Rights have been obtained or complied with or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such Rights or as to the application of any money borrowed or raised or other proceeds of enforcement.

13.2 The receipt of Elegance shall be an absolute and conclusive discharge to a purchaser and shall release him of any obligation to see to the application of any moneys paid to or at the direction of Elegance.

13.3 In Clauses 13.1 and 13.2, "purchaser" includes any person acquiring, for money or money's worth, any Security over, or any other interest or right whatsoever in relation to, any of the Charged Property.

14. **CONTINUING SECURITY**

The Charges shall be a continuing security for the Secured Obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account (whether or not any Secured Obligations remain outstanding thereafter) or any other matter or thing whatsoever including the intermediate satisfaction by the Company or Company Shareholder of the whole or any part of the Secured Obligations.

15. **CHARGES NOT TO BE AFFECTED**

Without prejudice to Clauses 14 and 15, neither the Charges nor the liability of the Company or the Company Shareholder to pay he Secured Obligations shall be prejudiced or affected by:

(a) any amendment(s) to either or both of the Agreements, additional time being given, or any other indulgence or concession being granted, by Elegance or the other Secured Parties to the Company or the Company Shareholder or any other person under the Agreements or otherwise;

(b) any of the obligations of the Company Shareholder (or the Company) under the Agreements being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(d) any failure to take, or fully to take, any Security contemplated by the Agreements or otherwise agreed to be taken in respect of the Company Shareholder's or the Company's obligations under the Agreements;

(e) the Dissolution of the Company or any other person;

(f) any change in the articles of incorporation or other formation documents of the Company or any other person;

(h) any amalgamation, merger or reconstruction that may be effected by Elegance with any other person or any sale or transfer of the whole or any part of the undertaking, property and assets of Elegance to any other person;

(i) the existence of any claim, set-off or other right which the Company or the Company Shareholder may have at any time against Elegance or any other person;

(j) the making or absence of any demand for payment of any Secured Obligations on the Company or the Company Shareholder or any other person, whether by Elegance or any other person;

(k) any arrangement or compromise entered into by Elegance with the Company or any other person; or

(l) any other thing done or omitted or neglected to be done by Elegance or any other person or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect the liability of the Company for the Secured Obligations.

17. **RELEASE OF CHARGED PROPERTY**

17.1 **Release of Charged Property**

At the time of the Closing of the transactions contemplated by the Purchase Agreement, whether on the Outside Closing Date, as the same may be extended by mutual agreement of Elegance and the Company Shareholder (with the Company Shareholder abstaining from any vote of the board of directors of Elegance or any shareholder vote by the shareholders of Elegance with respect to such extension) or if Elegance is satisfied that Security or a guarantee for the Secured Obligations, in its absolute discretion, has been provided in substitution for the Charges created pursuant this Deed) then, Elegance shall promptly execute such deeds and documents and do all such acts and things as may be necessary or reasonably requested to release the Charged Property from the Charges and terminate the Guaranty Agreement. In connection therewith, Elegance, at the request of the Company, shall execute and deliver to the Company such documents and take such other actions as the Company Shareholder shall reasonably request to effect or evidence such release

18. **POWER OF ATTORNEY**

18.1 **Appointment**

The Company and the Company Shareholder each hereby appoints, irrevocably and by way of security, Elegance and any person nominated in writing by Elegance as attorney of the Company and the Company Shareholder severally to be the attorney of the Company and Company Shareholder (with full powers of substitution and delegation), on its behalf and in its name or otherwise, at such time and in such manner as the attorney may think fit:

(a) to do anything which the Company or the Company Shareholder is or may be obliged to do (but has not done) under this Deed including, but without limitation, to complete and execute any documentation in respect of or relating to the transfer of the Company Shares; and

(b) generally to exercise all or any of the Rights conferred on Elegance in relation to the Charged Property or under or in connection with this Deed or the Agreements.

18.2 **Ratification**

The Company and the Company Shareholder each covenants to ratify and confirm whatever any attorney shall lawfully do or purport to do in the exercise or purported exercise of the power of attorney pursuant to Clause 18.1.

19. **CONSENTS, VARIATIONS, WAIVERS AND RIGHTS**

No consent, variation or waiver in respect of any provision of this Deed shall be effective unless and until it is agreed in writing duly executed by or on behalf of Elegance. Any consent or waiver by Elegance under this Deed may be given subject to any conditions Elegance thinks fit and shall be effective only in the instance and for the purpose for which it is given. No failure by Elegance to exercise or delay in exercising any right provided by law or under this Deed shall operate to impair the same or be construed as a waiver of it. No single or partial exercise of any such right shall prevent any further or other exercise of the same or the exercise of any other right. No waiver of any such right shall constitute a waiver of any other right. The rights provided in this Deed are cumulative and not exclusive of any rights, provided by law.

20. **PARTIAL INVALIDITY**

If any provision of this Deed is or becomes or is found by a court or other competent authority to be illegal, invalid or unenforceable in any respect, in whole or in part, under any law of any jurisdiction, neither the legality, validity and enforceability in that jurisdiction of any other provision or part of this Deed, nor the legality, validity or enforceability in any other jurisdiction of that provision or part or of any other provision of this Deed, shall be affected or impaired.

21. **COUNTERPARTS**

This Deed (and each variation or waiver in respect of any provision of it) may be executed in any number of counterparts and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart, once executed and delivered, shall constitute an original of this Deed, but all the counterparts together shall constitute one and the same instrument.

22. **THIRD PARTIES**

Except as otherwise provided in this Deed, a person who is not a party to this Deed has no right to enforce or to enjoy the benefit of any term of this Deed but this does not affect any right or remedy of a successor in interest to Elegance.

23. **LANGUAGE**

All notices, certificates, documents, demands, requests, statements or other communications made, given or delivered between the parties pursuant to or in connection with this Deed shall be in writing and in the English language.

24. **DETERMINATIONS AND DISCRETIONS**

Any right which may be exercised or any determination which Elegance may make under this Deed may be exercised or made in its absolute discretion.

25. **ASSIGNMENT**

25.1 Neither the Company Shareholder nor the Company shall (whether by way of security or otherwise howsoever) be entitled to assign, grant an equitable interest in or transfer and declare itself a trustee of all or any of its rights, interests or obligations hereunder without the prior written consent of Elegance (save with respect to its rights and benefits which shall be assigned or to be assigned to Elegance under this Deed).

25.2 Elegance may at any time without the consent of the Company or the Company Shareholder assign or transfer all or any part of its rights or interests under this Deed or the Charges to any person to whom any of its rights or interests may be assigned under the Purchase Agreement or the Guaranty Agreement.

26. **NOTICES**

26.1 Any notice or other communication under this Deed:

(a) shall be in writing in the English language;

(b) shall be given and deemed effective in one of the ways referred to in the Purchase Agreement; and

(c) shall be sent to the party to whom it is to be given at the applicable address or number, and marked for the attention, if any, set forth on the applicable signature page of the Purchase Agreement.

26.2 A party may, by written notice to the other, change the address, fax number, and marking details for notices or other communications to be given to it under this Agreement. The change shall take effect on the date stated in the notice or, if later or if no date is issued, on the date which is seven calendar days after the notice is deemed given under Clause 26.1.

27. **GOVERNING LAW AND JURISDICTION**

27.1 This Deed (including any non-contractual obligations or liabilities arising out of it or in connection with it) is governed by and is to be construed in accordance with Australian law; provided, that in the event that the laws of Australia shall be inconsistent in any material respect with regard to limiting the enforceability of the Obligations and the Rights of Elegance under this Agreement, the court referred to below may apply the law of the State of California to resolve any Dispute.

27.2 Each party irrevocably agrees that:

(a) for the exclusive benefit of Elegance, the courts of the State of California, United States have exclusive jurisdiction to hear and determine any Proceedings and to settle any Disputes and each party irrevocably submits to the jurisdiction of the United States District Court of the Southern District of California, sitting in Los Angeles California (the "**Court**");

(b) By his execution of this Agreement, the Company Shareholder, a resident of Los Angeles, California, agrees to accept on behalf of himself and the Company service of process at the executive offices of the Company located in Beverly Hills, California.

(c) any judgment in Proceedings taken in the Court shall be conclusive and binding on it and may be enforced in any other jurisdiction.

27.3 Nothing in this Clause 27 shall limit Elegance's right to take Proceedings against the Company or the Company Shareholder in any other jurisdiction or in more than one jurisdiction concurrently (to the extent allowed by law).

27.4 The Company and the Company Shareholder also irrevocably waives (and irrevocably agrees not to raise) any objection which it might at any time have on the ground of forum non conveniens or on any other ground to Proceedings being taken in any court referred to in this Clause 27, and agrees that any judgment in Proceedings taken in any such court shall be conclusive and binding on it and may be enforced in any other jurisdiction.

SCHEDULE 1

Name of Company	Shares	Registered holder(s) at the date hereof
Australian Boutique Spirits Pty Ltd.,	600 common or ordinary shares	Amit Raj Beri.

SCHEDULE 2

Company number: ACN 625 701 420

RESOLUTIONS

of

Australian Boutique Spirits Pty Ltd. (the "**Company**")

Circulation Date 08 April 2020

WHEREAS reference is made to a proposal by the Company to enter into (i) an amended and restated share purchase agreement to be dated on or around 08 April 2020 (the "**Purchase Agreement**") between Amit Raj Beri (as Company Shareholder), the Company and Elegance Brands, Inc. ("**Elegance**"), (ii) a separate guaranty agreement among Amit Raj Beri, the Company and Elegance (the "G**uaranty Agreement**" and together with the Purchase Agreement, the "**Agreement**s") and (iii) a deed of charge over share (the "**Deed of Charge**") evidencing its grant of a security interest the Company Shares and Related Assets in favour of the Secured Parties.

We, the undersigned, being board of directors of the Company and the holder of all of the issued share capital of the Company (the "**Company Shares**") and being a member who would on the above-stated date be entitled to attend and vote at a general meeting of the Company, AGREE AND RESOLVE THAT:

Special Resolutions

1. we hereby approve and authorise the entry into the Purchase Agreement, the Guaranty Agreement and the Deed of Charge to which the Company and the Company Shareholder is a party.

____

Duly authorised for and on behalf of

Australian Boutique Spirits Pty Ltd.

By:________________________________
Amit Raj Beri

____
Amit Raj Beri.

Date: 08 April 2020

A copy of these resolutions was sent to the Company's auditors.

Balance of page left blank – signature page follows

IN WITNESS WHEREOF the Company and Elegance have executed and delivered this document as a Deed the day and year first before written.

EXECUTED as a DEED by)
ELEGANCE BRANDS, INC.)
a Delaware Corporation,)
acting by)
)
RAM VENKAT, being a person who,)
in accordance with the laws)
of that territory, is)
acting under the authority)
of the corporation) /s/ Ram Venkat, Authorised Signatory

in the presence of:) /s/ ________________ Witness
)
Name:) Ram Venkat
)
Occupation:) CFO
)
Address) 9100 Wilshire Blvd., #362W, Beverly Hills, CA, 90212

EXECUTED as a DEED by
)
Australian Boutique Spirits Pty Ltd.)
a Australian Private Corporation,)
acting by)
)
AMIT RAJ BERI

being a person who,)
in accordance with the laws)
of that territory, is)
acting under the authority)
of the corporation) /s/ Amit Raj Beri Authorised Signatory

in the presence of:) /s/ ____________Witness

Name:) Amit Raj Beri
)
Occupation:) Director
) [redacted]

Address [redacted]

EXECUTED as a DEED by

AMIT RAJ BERI, individually) /s/ Amit Raj Beri

in the presence of:) /s/ ____________Witness
)
Name:) Elizabeth Beri
Occupation:) ____________________